                                EXHIBIT 4.6(i)
                                                                     [CONFORMED]



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                            DUQUESNE LIGHT COMPANY

                                      TO

                               MELLON BANK, N.A.

                                               Trustee

                             ---------------------


                         Supplemental Indenture No. 8

                             Dated March 21, 1994



                   Supplemental to the Indenture of Mortgage
                  and Deed of Trust dated as of April 1, 1992



               Subjecting additional property to the lien of the
                      Indenture dated as of April 1, 1992



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

     SUPPLEMENTAL INDENTURE No. 8, dated March 21, 1994, between DUQUESNE LIGHT COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter sometimes called the "Company"), and MELLON BANK, N.A., a national banking association organized and existing under the laws of the United States of America, trustee (hereinafter sometimes called the "Trustee"), under the Indenture of Mortgage and Deed of Trust, dated as of April 1, 1992 (hereinafter called the "Original Indenture"), this Supplemental Indenture No. 8 being supplemental thereto. The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometimes collectively called the "Mortgage."

                            Recitals of the Company

     The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities.

     The Original Indenture has been recorded in the Recorders' Offices of the various counties of Pennsylvania as follows:

     In Allegheny County in Mortgage Book Vol. 12068, page 8;
     In Beaver County in Mortgage Book Vol. 1208, page 520;
     In Greene County in Mortgage Book Vol. 100, page 174;
     In Washington County in Mortgage Book Vol. 1873, page 1;
     In Westmoreland County in Mortgage Book Vol. 2862, page 221;

and has also been recorded in the Office of the Clerk of County Commission of Monongalia County, West Virginia, in Deed of Trust Book Vol. 672, page 129, the Office of the Clerk of County Commission of Hancock County, West Virginia, in Deed of Trust Book Vol. 293, page 46, the Recorder's Office of Belmont County, Ohio, in Mortgage Book Vol. 586, page 273, the Recorder's Office of Columbiana County, Ohio, in Mortgage Book Vol. 318, page 289, the Recorder's Office of Jefferson County, Ohio, in Mortgage Book Vol. 65, page 675, the Recorder's Office of Lake County, Ohio, in Mortgage Book Vol. 711, page 217, and the Recorder's Office of Monroe County, Ohio, in Mortgage Book Vol. 129, page 301.

     Section 1401 of the Original Indenture provides that the Company and the Trustee may enter into one or more supplemental indentures for the purpose, among others, of subjecting additional property to the Lien of the Mortgage.

     The Company has acquired additional properties which it desires to subject to the Lien of the Mortgage by this Supplemental Indenture No. 8.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 8 WITNESSETH, that, in consideration of the premises and of the purchase of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants contained therein and in the Mortgage and to declare the terms and conditions on which such Securities are secured, the Company grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the following:

                             Granting Clause First

     All right, title and interest of the Company in and to property (other than Excepted Property), real, personal and mixed and wherever situated, in any case used or to be used in or in connection with the generation, purchase, transmission, distribution or sale by the Company of electric energy (whether or not such use is the sole use of such property), including without limitation (a) all land and interests in land described in Schedule A hereto; (b) all other lands, easements, servitudes, licenses, permits, rights of way and other rights and interests in or relating to real property or the occupancy or use of the same; (c) all plants, generators, turbines, engines, boilers, fuel handling and transportation facilities, air and water pollution control and sewage and solid waste disposal facilities and other machinery and facilities for the generation of electric energy; (d) all switchyards, lines, towers, substations, transformers and other machinery and facilities for the transmission of electric energy; (e) all lines, poles, conduits, conductors, meters, regulators and other machinery and facilities for the distribution of electric energy; (f) all buildings, offices, warehouses and other structures; and (g) all pipes, cables, insulators, ducts, tools, computers and other data processing and/or storage equipment and other equipment, apparatus and facilities and all other property, of whatever kind and nature, ancillary to or otherwise used or to be used in conjunction with any or all of the foregoing or otherwise, directly or indirectly, in furtherance of the generation, purchase, transmission, distribution or sale by the Company of electric energy;

                            Granting Clause Second

     Subject to the applicable exceptions permitted by Section 810, Section 1303 and Section 1305 of the Original Indenture, all property (other than Excepted Property) of the kind and nature described in Granting Clause First which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Supplemental Indenture No. 8 shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Supplemental Indenture No. 8;

                            Granting Clause Fourth

     All other property of whatever kind and nature subjected or intended to be subjected to the Lien of the Mortgage by any of the terms and provisions thereof;

                               Excepted Property

     Expressly excepting and excluding, however, from the Lien and operation of the Mortgage all Excepted Property of the Company, whether now owned or hereafter acquired;

     TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee forever;

     SUBJECT, HOWEVER, to Permitted Liens and to Liens which have been granted by the Company to other Persons prior to the date of the execution and delivery of the Original Indenture (including, but not limited to, the Lien of the DLC 1947 Mortgage), and subject also, as to any property acquired by the Company after the date of execution and delivery of the Original Indenture, to vendors' Liens, purchase money mortgages and other Liens thereon at the time of the acquisition thereof (including, but not limited to, the Lien of any Class "A" Mortgage), it being understood that with respect to any of such property which was at the date of execution and delivery of the Original Indenture or thereafter became or hereafter becomes subject to the Lien of any Class "A" Mortgage, the Lien of the Mortgage shall at all times be junior and subordinate to the Lien of such Class "A" Mortgage;

     IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

     PROVIDED, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Mortgaged Property shall have ceased, terminated and become void in accordance with Article Nine of the Original Indenture, the principal of and premium, if any, and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 603 of the Original Indenture, then and in that case the Mortgage and the estate and rights thereby granted shall cease, terminate and be void, and the Trustee shall cancel and discharge the Mortgage and execute and deliver to the Company such instruments as the Company shall require to evidence the discharge thereof; otherwise the Mortgage shall be and remain in full force and effect; and

     THE PARTIES HEREBY FURTHER COVENANT AND AGREE that this Supplemental Indenture No. 8 is a supplement to the Mortgage. As supplemented by this Supplemental Indenture No. 8, the Mortgage is in all respects ratified, approved and confirmed, and the Mortgage and this Supplemental Indenture No. 8 shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture No. 8 to be duly executed, and their respective corporate seals to be affixed and attested, all as of the day and year first above written.

                                             DUQUESNE LIGHT COMPANY



                                             By: /s/ Gary L. Schwass
                                                 ------------------------------
                                                  Gary L. Schwass
                                                  Vice President-Finance
                                                  and Chief Financial Officer
Attest:



/s/ Diane S. Eismont
--------------------------------
          Secretary


                                             MELLON BANK, N.A., Trustee



                                             By: /s/ J. H. McAnulty
                                                 ------------------------------
                                                  J. H. McAnulty
                                                  Vice President


Attest:



/s/ D. M. Babich
--------------------------------
     Authorized Officer

COMMONWEALTH OF PENNSYLVANIA    )
                                ) ss.:
COUNTY OF ALLEGHENY             )


          On the 21st day of March, 1994, before me personally came Gary L. Schwass, to me known, who, being by me duly sworn, did depose and say that he is the Vice President-Finance and Chief Financial Officer of Duquesne Light Company, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                   /s/ Joanne E. Kirin
                                                   -----------------------------
                                                           Notary Public



COMMONWEALTH OF PENNSYLVANIA    )
                                ) ss.:
COUNTY OF ALLEGHENY             )


          On the 21st day of March, 1994, before me personally came J. H. McAnulty, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of Mellon Bank, N.A., the national banking association described in and which executed the foregoing instrument; that he knows the seal of said national banking association; that the seal affixed to said instrument is the seal of said national banking association; that it was so affixed by authority of the Board of Directors of said national banking association, and that he signed his name thereto by like authority.


                                                   /s/ Michael E. Puskar
                                                   -----------------------------
                                                          Notary Public

                       CERTIFICATE OF PRECISE RESIDENCE


          I hereby certify that the precise residence of Mellon Bank, N.A., is One Mellon Bank Center, Second Ward, Pittsburgh, Allegheny County, Pennsylvania.


                                    /s/ D. M. Babich
                                    --------------------------------------------
                                    Authorized Signatory of Mellon Bank, N.A.


                                                                March 21, 1994

                             RECORDING INFORMATION


Allegheny County, Pennsylvania
Office of Recorder of Deeds
Recorded March 24, 1994
Mortgage Book Volume 14028, page 391

Beaver County, Pennsylvania
Office of Recorder of Deeds
Recorded March 24, 1994
Mortgage Book Volume 1311, page 359

Greene County, Pennsylvania
Office of Recorder of Deeds
Recorded March 23, 1994
Mortgage Book Volume 126, page 328

Washington County, Pennsylvania
Office of Recorder of Deeds
Recorded March 23, 1994
Mortgage Book Volume 2111, page 337

Westmoreland County, Pennsylvania
Office of Recorder of Deeds
Recorded March 23, 1994
Mortgage Book Volume 3346, page 520

Belmont County, Ohio
Office of Recorder
Received March 23, 1994
Recorded March 24, 1994
Mortgage Book Volume 615, page 886

Columbiana County, Ohio
Office of Recorder
Recorded March 24, 1994
Mortgage Book Volume 420, page 476

Jefferson County, Ohio
Office of Recorder
Received March 23, 1994
Recorded March 24, 1994
Mortgage Book Volume 129, page 919

Lake County, Ohio
Office of Recorder
Recorded March 24, 1994
Mortgage Book Volume 985, page 1218

Monroe County, Ohio
Office of Recorder
Received March 23, 1994
Recorded March 23, 1994
Mortgage Book Volume 4, page 88

Hancock County, West Virginia
Office of Clerk of County Commission
Recorded March 24, 1994
Deed of Trust Book 315, page 491

Monongalia County, West Virginia
Office of Clerk of County Commission
Recorded March 23, 1994
Deed of Trust Book 739, page 581

                                                                      SCHEDULE A


                                       I

     All of the following described property situate in the County of Beaver and Commonwealth of Pennsylvania, the deeds herein recited being recorded in the Recorder's Office of said County, and reference being made thereto for a more particular description of said property, viz:

          Undivided 17.01% interest as tenant in common with The Cleveland Electric Illuminating Company, Ohio Edison Company, Pennsylvania Power Company and The Toledo Edison Company in all that certain lot or piece of property situate in the Township of Greene, Beaver County, Pennsylvania. Conveyed by Kevin H. Reed, et al., to Duquesne Light Company, et al. Deed dated November 23, 1993. Deed Book Volume 1556, page 056 in the Beaver County Recorder's Office. Tax Parcel I.D. No. 62-180-0143-001. (Adjacent Property).

          Undivided 17.01% interest as tenant in common with The Cleveland Electric Illuminating Company, Ohio Edison Company, Pennsylvania Power Company and The Toledo Edison Company in all that certain lot or piece of property situate in the Township of Greene, Beaver County, Pennsylvania. Conveyed by Kendig C. Laughlin, et ux., to Duquesne Light Company, et al. Deed dated December 22, 1993. Deed Book Volume 1557, page 647 in the Beaver County Recorder's Office. Tax Parcel I.D. Nos. 62-180-0140-000 and 62-180-0141-000. (Adjacent Property).

          Undivided 17.01% interest as tenant in common with The Cleveland Electric Illuminating Company, Ohio Edison Company, Pennsylvania Power Company and The Toledo Edison Company in all that certain lot or piece of property situate in the Township of Greene, Beaver County, Pennsylvania. Conveyed by Pete G. Kohl, et ux., to Duquesne Light Company, et al. Deed dated December 21, 1993. Deed Book Volume 1557, page 546 in the Beaver County Recorder's Office. Tax Parcel I.D. Nos. 62-180-0132-000 and 62-180-0132-001. (Adjacent Property).

                                      A-1